Exhibit 4.1

Form of Senior Convertible Promissory Note

高级可转换本票

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS CONVERTIBLE PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT, UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND ANY APPLICABLE STATE SECURITIES LAWS.
该可转换本票的购买目的为投资，尚未根据1933年证券法（修订版）（以下简称“法案”）或任何其他适用的证券法进行注册，也未根据任何州证券法进行注册。根据法案、任何其他适用的证券法以及任何适用的州证券法，在没有此类登记、资格或豁免的情况下，不得出售或转让本可转换本票。

Effective Date:【                                   】
生效日期：“  ”

FOR VALUE RECEIVED, Baosheng Media Group Holdings Limited, a Cayman Islands company (“Borrower”), promises to pay [    ] or its successors or assigns (“Lender”) US$[∙]and any interest, fees, charges, and late fees accrued hereunder. This Convertible Promissory Note (“Note”) is issued and made effective as of the date set forth above (the “Effective Date”) pursuant to that certain Securities Purchase Agreement dated [    ], 2023, as the same may be amended from time to time, by and between Lender and Borrower (the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.
票面金额收讫，宝盛传媒集团控股有限公司（注册于开曼群岛）（“借款人”）承诺向【】或其继承人或受让人（“贷款人”）支付[∙]美元以及本协议项下应计的任何利息、费用、收费和滞纳金。本可转换本票（“本票”）根据贷款人和借款人之间日期为【2023年 月 日】的特定证券购买协议（可能会对该协议进行不定期修订）（“证券购买协议”）于上述日期（“生效日期”）发行并生效。本文附件1对本文使用的特定大写术语进行了定义，术语通过该参考文件并入本文。

The Note carries no OID of the principal amount, and then the purchase price for the Note shall be US$[∙] (the “Purchase Price”).
本票无本金金额的对象标识符，本票的购买价格应为[∙]美元（“购买价格”）。

1.            Interest Rate. Interest shall accrue at a simple rate of 3% per annum on the Outstanding Balance under this Note for the period commencing on and from the Effective Date until the Outstanding Balance is fully repaid or converted under Section 5 (the “Final Repayment Date”). Interest shall be due and payable on each anniversary of the Effective Date and on the Final Repayment Date, and shall be calculated based on a 365-day year for the actual number of days elapsed.
利率。本票据项下的未偿余额应从生效日期起以简单年利率3% 计息，直至未偿余额根据第5节规定全额偿还或转换（“最终还款日”）。利息应在生效日期的每个周年日和最终还款日到期应付，并应以一年365天为实际天数进行计算。

A-1

2.            Payments. All payments of each transaction under this Note shall be paid in lawful money of the United States of America or equivalent Renminbi yuan, as calculated with reference to the noon buying rate of U.S. dollars to Renminbi of the date immediately preceding the Closing Date, to the Holder, made by wire transfer of immediately available funds to the bank account designated by the Holder in a written notice delivered to the Company.
应付款项。本票据项下每笔交易的所有应付款项应以美国法定货币或等值人民币（以结束日期前一天的美元兑人民币中午购汇汇率计算）支付给持有人，通过电汇将即时可用的资金支付到持有人在提交给公司的书面通知中指定的银行账户。

3.            Maturity Date. The Outstanding Balance under this Note shall, subject to the provisions for conversion hereof, as applicable, mature and be due and payable in full on the date that is 1 year following the Effective Date of this Note, or such later date as the Lender and the Borrower may mutually in writing agree (the “Maturity Date”). Subject to Section 5(d) and Section 5(e) below, the Principal Amount may not be prepaid, in whole or in part, prior to the Maturity Date without the written consent of the Lender.
到期日。根据本票据的转换条款（如适用），本票据项下的未偿余额应在本票据生效日期后1年或贷款人和借款人双方书面同意的较晚日期（“到期日”）到期并进行全额支付。根据下文第5（d）及5（e）节规定，未经贷款人书面同意，本金额不得于到期日前全部或部分预付。

4.            Ranking. Unless fully converted, this Note constitutes direct, unconditional and unsubordinated obligations of the Borrower. This Note ranks (i) senior in right of payment to any of the Borrower’s future indebtedness that is expressly subordinated in right of payment to this Note, (ii) pari passu with the claims of all of the Borrower’s other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to individuals or companies generally.
优先级。除非进行全部转换，否则本票据构成借款人的直接、无条件及非次级债务。本票据（i）受偿权优先于借款人的任何未来债项，而该等债项的受偿权明确列于本票据之后，（ii）与借款人的所有其他无抵押及非次级债权人的债权享有同等权利，但适用于个人或公司的法律强制优先的债务除外。

A-2

5.            Conversion.
转换。

(a)            At the option of the Lender, this Note shall be convertible into Ordinary Shares (“Conversion Shares”) of the Company on the terms and conditions set forth in this Section 5 (the “Right of Conversion”).
根据贷款人的选择，本票据可根据第5节所载的条款和条件（“转换权”）转换为本公司的普通股（“转换股份”）。

(b)            Subject to the terms and conditions set forth in this Section 5, at any time between the Effective Date and 11:59 p.m. US time on the Business Day immediately preceding the Maturity Date (or if Section 5(a)(iii) applies, the Final Repayment Date) (the “Conversion Period”), the Lender shall be entitled to convert all or any portion of the then Outstanding Balance into Ordinary Shares of the Company based on the Conversion Price described in Section 6(ii)) below, provided that the Ordinary Shares shall bear a restrictive legend and that the Lender may not transfer such Conversion Shares except pursuant to an effective registration Statement covering the resale of such shares, or pursuant to an exemption from registration requirement under the Securities Act. The Lender may exercise the Right of Conversion once or more during the Conversion Period. Conversion notices shall be in the form attached hereto as Exhibit A (each, a “Conversion Notice”) and may be effectively delivered to Borrower by any method set forth in the “Notices” section of the Securities Purchase Agreement. Borrower shall take necessary actions to enable the share registrar or transfer agent to deliver the Conversion Shares from any Conversion to Lender or its Permitted Designee (as defined below). “Permitted Designee” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, which directly, legally and beneficially owns any issued and outstanding equity securities of Lender.
根据本第5节规定的条款和条件，在生效日期至紧接到期日（或如果第5（a）（iii）节适用，则为最终还款日）前一个营业日的美国时间晚11点59分之间的任何时间（“转换期”），贷款人有权根据下文第6（ii）节所述的转换价格将当时未偿余额的全部或任何部分转换为公司普通股，前提是普通股应带有限制性说明，并且贷款人不得转让此类转换股份，除非根据涵盖此类股份转售的有效登记声明或根据证券法的豁免登记要求。在转换期内，贷款人可以一次或多次行使转换权。转换通知应采用附件A所附的格式（各称为“转换通知”），并且可以通过上述证券购买协议“通知”部分规定的任何方法有效交付给借款人。借款人应采取必要行动，使股份过户登记处或过户代理能够将任何经过转换的转换股份交付给贷款人或其许可的指定人（定义见下文）。“许可指定人”是指直接、合法和实益拥有贷款人任何已发行和未偿股本证券的任何个人、合伙企业、商号、公司、协会、信托、非公司组织或其他实体。

(c)            Notwithstanding sub-clause (b) above, if this Note is not fully repaid in accordance with Sections 1 and 3 or converted on the Maturity Date, the Right of Conversion will revive and will continue to be exercisable up to, and including, the Final Repayment Date.
尽管有上述（b）子款的规定，如果未根据第1节和第3节对本票据进行全额偿还或在到期日进行转换，则转换权将恢复并继续得到行使，直至最终还款日（含）。

A-3

(d)            Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default (as defined below) has occurred and is continuing, then Borrower shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered), in part or in full. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (A) that Borrower is exercising its right to prepay this Note, and (B) the date of prepayment, which shall be not less than ten (10) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower.
尽管有上述规定，只要借款人尚未收到贷款人的转换通知（适用的转换股份尚未交付），若无违约事件（定义见下文）发生并持续，则借款人应有权部分或全部预付本票据的未偿余额（减去借款人已收到贷款人的转换通知（定义见下文）的未偿余额部分，且适用的转换股份尚未交付）。本协议项下的任何提前还款通知（“选择性提前还款通知”）应送达贷款人的注册地址，并应作以下说明：（A）借款人正在行使其提前偿还本票据的权利，以及（B）提前还款日期，该日期应不少于自选择性提前还款通知之日起十（10）个交易日。在确定的提前还款日（“选择性提前还款日”），借款人应向贷款人支付选择性提前还款金额（定义如下），或根据贷款人的指令支付，贷款人可以书面形式向借款人对该指令进行具体说明。

(e)            If Borrower exercises its right to prepay this Note prior to the Maturity Date, Borrower shall make payment to Lender of an amount in cash equal to 110% (the “Prepayment Premium”) multiplied by the then Outstanding Balance of this Note being prepaid (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers an Optional Prepayment Notice, Lender shall be entitled to exercise its conversion rights set forth herein during such ten (10) Trading Day period. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is ten (10) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such ten (10) Trading Day period.
如果借款人行使其提前偿还本票据的权利，则借款人应向贷款人支付一笔现金，金额等于110%（“提前还款溢价”）乘以当时预付的本票据未偿余额（“选择性提前还款金额”）。如果借款人在选择性提前还款日之前向贷款人交付选择性提前还款金额，或者未经贷款人事先书面同意而未向贷款人交付本协议规定的选择性提前还款通知的，则直至选择性提前还款日之前，该选择性提前还款金额不视为已支付给贷款人。如果借款人发出选择性提前还款通知，贷款人有权在该十（10）个交易日期间行使其在此规定的转换权。如果借款人在没有选择性提前还款通知的情况下交付选择性提前还款金额，则选择性提前还款日期将被视为自选择性提前还款金额交付给贷款人之日起十（10）个交易日的日期，贷款人有权在该十（10）个交易日期间行使其在此规定的转换权。

A-4

(f)             Nothing contained in this Note shall be construed as conferring upon the Lender, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Borrower.
本票据中的任何内容均不得解释为在本票据转换之前，授予贷款人作为股东在选举出票人董事或任何其他事项的任何股东会议上的投票、接收股息、同意或接收通知的权利，或作为借款人股东的任何其他权利。

6.            Lender Optional Conversion.
贷款人选择性转换。

(a)            Conversion Shares. Lender has the right at any time after Effective Date until the Outstanding Balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable Ordinary Shares, par value $0.0096 (the “Ordinary Shares”), of Borrower (“Conversion Shares”) as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price;
转换股份。贷款人有权在生效日期后直至未偿余额全部付清的任何时间，根据其选择，按以下转换公式将未偿余额的全部或任何部分转换（“转换”）为借款人（“转换股份”）面值为0.0096美元的全额支付且不可征税的普通股（“普通股”）：转换股份的数量等于被转换的金额（“转换金额”）除以转换价格；

(b)            Conversion Price. Subject to the approval set forth in this Note, Lender has the right to convert all or any portion of the Outstanding Balance into Ordinary Shares, and the Conversion price should be calculated with a discount of twenty-five percent (25%) of the lowest closing price of the last fifteen (15) trading days immediately prior to the date of the Conversion Notice.
转换价格。根据本票据规定的批准，贷款人有权将未偿余额的全部或任何部分转换为普通股，转换价格应按紧接转换通知日期前最后十五（15）个交易日的最低收盘价折让25%计算。

(c)            Conversion Floor Price. At any time, both Lender and Borrower hereto each agree and acknowledge that the floor price of the conversion shall not be lower than US $0.8 per share.
转换底价。在任何时候，贷款人和借款人在此均同意并承认，转换的底价不得低于每股0.8美元。

A-5

(d)            Title of Conversion Shares. After conversion, the title of the shares shall be held by the Lender or its designee(s) and/or assign(s).
转换股份所有权。转换后，股份的所有权将由贷款人或其指定人及╱或转让人持有。

(e)            Method of Conversion Share Delivery. On or before the close of business on the 10th Business Day following the date of delivery of a Conversion Notice, Borrower shall deliver or cause its share registrar or transfer agent to deliver the applicable Conversion Shares and a certificate representing the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its Permitted Designee.
转换股份交付方式。在转换通知交付日期后的第10个营业日营业结束时或之前，借款人应交付或促使其股份过户登记处或过户代理交付适用的转换股份和代表贷款人有权获得的转换股份数量的证书，该证书以贷款人或其许可指定人的名义登记。

7.            Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower, which is not cured within sixty (60) calendar days; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without prior written consent of the holder of 50% or more of the Outstanding Balance, which consent shall not be unreasonably withheld; (j) Borrower effectuates a reverse split of its Ordinary Shares without twenty (20) Trading Days prior written notice to Lender other than a reverse split of its Ordinary Shares to maintain compliance with the minimum bid price requirements of the stock market where its Ordinary Shares are listed or traded; (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $5,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) Borrower fails to maintain the Share Reserve (as defined in the Securities Purchase Agreement); or (m) Borrower, or any affiliate of Borrower breaches any covenant or other term or condition contained in any Other Agreements in any material respect. Notwithstanding the foregoing, the occurrence of any event specified in Sections 7(i) above shall not be considered a Trigger Event if such event is cured within ten (10) Trading Days of the occurrence thereof.
触发事件。以下是本票据项下的触发事件（各称为“触发事件”）：（a）借款人未能支付本票据项下到期应付的任何本金、利息、费用、要价或任何其他金额；（b）借款人未能根据本协议的条款交付任何转换股份；（c）应为借款人或其资产的重要部分任命一名接管人、受托人或其他类似人员，该任命应在二十（20）天内无争议，或在六十（60）天内不得被解雇或解除；（d）借款人无力偿债或一般无法偿还或书面承认其无力偿还到期债务，但须受适用宽限期（如有）规限；(e)借款人为债权人的利益作出一般转让；（f）借款人根据任何破产、无力偿债或类似法律（国内或国外）提出救济申请；（g）对借款人启动或提起非自愿破产程序，但未在六十（60）个日历日内解决；（h）借款人或其代表在本票据中、任何交易文件中或以其他方式向贷款人在作出或提供时本票据发行有关的任何声明、保证或其他陈述时在任何重大方面均存在虚假、错误、不完整或误导信息；（i）未取得未偿余额50%或以上的持有人事先书面同意而进行基本交易，该同意不得被无理拒绝；（j）借款人在未提前二十（20）个交易日书面通知贷款人的情况下对其普通股进行反向拆分，为保持符合其普通股上市或交易的股票市场的最低买入价要求的反向拆分除外；（k）针对借款人或借款人的任何子公司、其任何财产或其他资产的任何金额超过5000000.00美元的任何金钱判决、令状或类似程序已进入或存档，除非贷款人另有同意，否则该等程序应在二十（20）个日历日期间保持未腾空、未担保或未停留状态；（l）借款人未能维持股份储备（定义见证券购买协议）；或（m）借款人或借款人的任何附属机构在任何重大方面违反任何其他协议所载的任何契约或其他条款或条件。尽管存在上述规定，如果上述第7（i）节中规定的任何事件在发生后十（10）个交易日内得到纠正，则该事件的发生不应视为触发事件。

A-6

8.            Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within fifteen (15) Trading Days. If Borrower fails to use commercially reasonable efforts to cure the Trigger Event within the required fifteen (15) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).
违约。在触发事件发生后的任何时间，贷款人可以选择向借款人发送书面通知，要求其在十五（15）个交易日内解决触发事件。如果借款人未能在要求的十五（15）个交易日补救期内尽合理的商业努力对触发事件进行补救，则该触发事件将自动成为本协议项下的违约事件（各称为“违约事件”）。

9.            Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash applying the Default Interest. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (c), (d), (e), (f) or (g) of Section 7, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of such Trigger Event shall become immediately and automatically due and payable in cash applying the Default Interest, subject to any applicable cure period as set forth under this Section 8, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately but subject to any applicable cure period as set forth under this Section 8, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.
违约补救措施。在任何违约事件发生后的任何时间和不定期内，贷款人可以通过向借款人发出书面通知加速本票据，同时未偿余额立即到期并须以现金支付，且违约利息适用。尽管存在上述规定，一旦发生第7节第（c）、（d）、（e）、（f）或（g）条所述的任何触发事件，则视为违约事件已经发生，截至该触发事件发生之日的未偿余额应立即自动到期，并须以现金支付违约利息，且受第8节规定的任何适用补救期的约束，贷款人无需发出任何要求触发事件成为违约事件的书面通知。在任何违约事件发生后的任何时间，在贷款人向借款人发出书面通知后，应从适用违约事件发生之日起，以等于每年百分之十（10%）或适用法律允许的最高利率（“违约利息”）中的较低利率对未偿还余额计息。为避免疑问，贷款人可在触发事件或违约事件后的任何时间继续进行转换，直到未偿余额全部付清。有关本协议所述的加速，贷款人无需提供且借款人特此放弃任何类型的提示、要求、抗议或其他通知，且贷款人可立即执行其在本协议项下的任何及所有权利和补救措施，以及适用法律规定的所有其他补救措施，但须遵守第8节规定的任何适用补救期。贷款人可在本协议项下付款前的任何时候撤销和取消此类加速，且其应拥有作为票据持有人的所有权利，直到其收到全额付款（如有）。此类撤销或废止不得影响任何随后的违约事件或损害由此产生的任何权利。本协议中的任何内容均不得限制贷款人在法律或衡平法上寻求任何其他补救措施的权利，包括但不限于针对借款人未能根据本协议条款的要求在票据转换时及时交付转换股份的强制履行令和/或禁令救济。

A-7

10.           Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.
无条件义务；无抵消性。借款人承认，本票据是借款人无条件、有效、有约束力和可执行的义务，不得对其进行任何形式的抵消、扣除或反索赔。借款人特此放弃其现有的或以后可能拥有的对贷款人、其继承人和受让人的任何抵消权利，并同意根据本票据的条款进行支付或转换。

11.           Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
放弃。除非给予放弃权的一方以书面形式签字，否则对本票据任何条款的放弃无效。对任何条款的放弃或对任何禁止行为的同意不构成对任何其他条款的放弃或对任何其他禁止行为的同意，无论该条款以及行为是否类似。除非有明确书面规定，任何放弃或同意行为均不构成持续性放弃或同意行为，也不保证一方将在未来作出放弃或同意。

12.           Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause each of Lender or any Permitted Designee to, on an individual basis, beneficially own a number of shares exceeding 4.99% of the number of shares outstanding on such date (including for such purpose the Conversion Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of shares will be determined pursuant to Section 13(d) of the Exchange Act. Borrower and Lender may, by written agreement, increase, decrease or waive the Maximum Percentage as to Lender.
所有权限制。尽管本票据或其他交易文件中存在相反规定，借款人不得对本票据进行任何转换，以导致转换生效后，贷款人或任何许可的指定人在个人基础上实益拥有超过该日期流通股份数量4.99%的股份（包括在该发行时可发行的转换股份）（“最大百分比”）。就本节而言，股份的实益所有权将根据《交易法》第13（d）节确定。借款人和贷款人可以通过书面协议增加、减少或放弃有关贷款人的最大百分比。

13.           Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by the laws of the Cayman Islands.
管辖法律。有关本票据的解释、有效性、解释和履行的所有问题应受开曼法管辖。

A-8

14.           Dispute Resolution. Borrower and Lender agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to or regarding this Agreement including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of Borrower and Lender within thirty (30) days after either Borrower or Lender has raised the Dispute for negotiation, such Dispute shall be referred to and finally settled by arbitration at Beijing Arbitration Commission in accordance with its rules of arbitration in effect, which rules are deemed to be incorporated by reference into this section. The seat of arbitration shall be Beijing. The number of arbitrators shall be three.

争议解决。借款人和贷款人同意进行真诚协商，以解决由本协议引起的或与本协议相关的任何争议、争论、分歧或索赔，包括本协议的存在、有效性、解释、履行、违约或终止，或由本协议引起的或与本协议相关的任何非合同义务争议（各称为“争议”）。如果在借款人或贷款人提出争议并进行协商后三十（30）天内，协商未能以令借款人和贷款人合理满意的方式解决争议，则应将该争议提交至北京仲裁委员会进行仲裁与最终解决，该规则被视为通过引用纳入本节。仲裁地点为北京。仲裁员人数为三人。

15.           Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.
取消。在偿还或转换全部未偿余额后，本票据应视为已全额支付，且应自动被视为已取消，不得重新发行。

16.           Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.
修订。对本票据的任何更改或修订均需双方事先书面同意。

17.           Assignments. Borrower may not assign this Note without the prior written consent of Lender. Any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower, subject to transfer limitations of any applicable laws; provided, however, that, in the event such Ordinary Shares are to be issued in a name other than the name of the Lender, this Note when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Lender, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. This Note may not be offered, sold, assigned or transferred by Lender without the consent of Borrower, and upon such consent, the Lender shall surrender this Note to the Borrower within three (3) Trading Days of the date on which the Lender delivers an Assignment Form to the Company assigning this Note in full.
转让。未经贷款人事先书面同意，借款人不得转让本票据。在符合任何适用法律的转让限制的情况下，贷款人可在未经借款人同意的情况下提供、出售、转让或转让本票据转换后发行的任何普通股；然而，如果此类普通股以贷款人以外的名义发行，本票据在交还行使时应附有贷款人正式签署的转让表，作为条件，本公司可要求支付一笔足以偿还其任何附带转让税的款项。未经借款人同意，贷款人不得提供、出售、转让或转移本票据，经借款人同意后，贷款人应在其向全部转让本票据的公司交付转让表格之日起三（3）个交易日内将本票据移交给借款人。

A-9

18.           Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Securities Purchase Agreement titled “Notices.”
通知。无论何时根据本票据需要发出通知，除非本票据另有规定，则此类通知应根据证券购买协议中标题为“通知”的小节发出。

19.           Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.
分割性。如果本票据的任何部分被解释为对任何法律的违反，则应对该部分进行修改，以在法律允许的最大范围内实现借款人和贷款人的目的，同时本票据的其余部分应保持完全有效。

20.           Prevailing Language. This Note is written in both English and Chinese, and should there be any inconsistency or conflict between the English and Chinese versions of the Agreement, the English version shall prevail.

语言选择。本票据以英文及中文写就，如中英文版本出现不一致或冲突之处，应以英文版本为准。

A-10

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.
以资证明，借款人已使本票据自生效日期起正式执行。

Baosheng Media
Group Holdings Limited
宝盛传媒集团控股有限公司

By:
签署人：

Name:	Shasha Mi
姓名：	Shasha Mi

Title:	CEO
职务：	首席执行官

A-11

ATTACHMENT 1
附件1

DEFINITIONS and INTERPRETATIONS
定义与解释

For purposes of this Note, the following terms shall have the following meanings:
就本票据而言，下列术语具有以下涵义：

“Note” shall have the meaning ascribed to it in the Preamble.
“本票”应具有序言中所赋予的含义。

“Floor Price” shall have the meaning given to it under Clause 6 (iii) of this Agreement.
“底价”应具有本协议第6(iii）条所赋予的含义。

“Trigger Event” means any Trigger Event occurring under Section 7.
“触发事件”指符合第7节发生的任何触发事件。

“Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.
“其他协议”是指借款人（或附属机构）与贷款人（或附属机构）之间或由借款人（或附属机构）之间或由贷款人（或附属机构）之间的所有现有和未来协议和文书的统称。

“Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including reasonable attorneys’ fees) incurred by Lender.
“未偿余额”是指在任何确定日期，根据本协议的支付、转换、抵消或其他条款减少或增加的购买价格，加上贷款人产生的应计但未支付的利息、收款和执行费用（包括合理的律师费）。

“Headings” Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.
“标题”标题仅为方便起见，不应影响本协议任何条款的解释。

“Writing” References to “writing” and “written” include any mode of reproducing words in a legible and non-transitory form including emails and faxes.
“书写”“书写”和“书面”包括以易读和非暂时性形式复制单词的任何方式，包括电子邮件和传真。

A-12

“Fundamental Transaction” means that (a) (i) Borrower shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other person or entity, or (iii) Borrower shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Borrower (not including any shares of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of Borrower (not including any shares of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Ordinary Shares, other than an increase in the number of authorized shares of Borrower, or a reverse split of its Ordinary Shares to maintain compliance with the minimum bid price requirements of the stock market where its Ordinary Shares are listed or traded or (b) any “person” or “group” directly or indirectly, acquiring 50% of the aggregate voting power represented by issued and outstanding voting shares of Borrower.
“基本交易”是指(a)(1）借款人应在一项或多项关联交易中直接或间接与任何其他个人或实体合并或融合（无论借款人或其任何子公司是否为存续公司），或(2)借款人应在一项或多项关联交易中直接或间接向任何其他个人或实体出售、租赁、许可、转让、转移、转递或以其他方式处置其全部或绝大部分财产或资产，或(3)借款人应在一项或多项关联交易中直接或间接允许任何其他个人或实体进行购买、投标或交换要约，且该等购买、投标或交换要约已被借款人超过50%的流通股的持有人（不包括作出该等收购、投标或交换要约的个人或实体所持有的借款人的任何股份，或与作出该等收购、投标或交换要约的个人或实体有关联或关联的个人或实体）所接受，或（4）借款人应直接或在一项或多项关联交易中，间接与任何其他人或实体达成股票或股份购买协议或其他业务合并（包括但不限于重组、资本重组、分拆或安排计划等），据此，该其他人或实体收购借款人50%以上的已发行股份（不包括订立或参与该股票或股份购买协议或其他业务合并的其他人或实体持有的借款人的任何股份，或（5）借款人应在一项或多项关联交易中，对普通股进行直接或间接重组、资本重组或重新分类，但不包括增加借款人的授权股份数量或反向拆分其普通股，以保持符合其普通股上市的股票市场的最低买入价要求或交易或（b）直接或间接取得借款人已发行及流通中含表决权股份所代表的总表决权50%的任何“个人”或“团体”。

A-13

EXHIBIT A
附件A

Date:
日期：

Baosheng Media Group Holdings Limited
宝盛传媒集团控股有限公司

Attn:
收件人：

CONVERSION NOTICE
转换通知

The above-captioned Lender hereby gives notice to Baosheng Media Group Holdings Limited, (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
上述贷款人特此通知宝盛传媒集团控股有限公司（“借款人”），根据借款人以贷款人为受益人的特定可转换本票（“本票”），贷款人选择将下文规定的本票部分余额在下文规定的转换日期转换为借款人的全额支付且不可征税的普通股。上述转换应基于以下规定的转换价格。如果本转换通知与本票之间存在冲突，则以本票为准，或在贷款人自行决定的情况下，贷款人可以提供新形式的转换通知以与本票相符合。本通知中使用的未定义的大写术语应具有注释中赋予其的含义。

A. A.	Date of Conversion: ____________ 转换日期：_____________

B. B.	Conversion #: ____________ 转换号：____________

C. C.	Conversion Amount: __________ 折算金额：__________

D. D.	Conversion Price: _______________ 转换价：___________________

E. E.	Conversion Shares: _______________ (C divided by D) 转换股份：_____________（C除以D）

F. F.	Remaining Outstanding Balance of Note: ____________* 本票剩余未偿余额：__________*

A-14

Please transfer the Conversion Shares electronically (via DWAC) to the following account:
请以电子方式（通过DWAC）将转换股份转至以下账户：

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:
如果无法通过DWAC系统将转换股份以电子方式交付给贷款人，则应在收到本转换通知（通过传真或其他方式）后，通过安全的次日达快递将所有此类证书股份交付给贷款人：

A-15

ASSIGNMENT FORM
转让表

(To assign the foregoing Note, execute this form and supply required information. Do not use this form to purchase shares.)
（如欲转让上述本票，请填写此表格并提供所需资料。切勿使用此表格进行股份购买。）

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to
票面金额收讫，上述本票及其所证明的所有权利特此转让至

Name:
名称：

(Please Print)
（请打印）

Address:
地址：

(Please Print)
（请打印）

Phone Number:
电话号码：

Email Address:
电子邮箱：

Dated: _______________ __, ______
日期：

Lender’s Signature:
贷款人签字：

Lender’s Address:
贷款人地址：

A-16